UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

U.S. HOME SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

U.S. Home Systems, Inc.

2951 Kinwest Parkway

Irving, Texas 75063

April 24, 2012

Dear Stockholder:

You are invited to attend this year’s annual stockholders’ meeting which will be held at 2951 Kinwest Parkway, Irving, Texas 75063 at 10:00 a.m., central daylight time, on Friday, June 15, 2012.

On or about April 26, 2012, we will begin mailing the proxy materials to everyone who was a stockholder of record at the close of business on April 20, 2012. The enclosed materials include the notice of annual meeting, the proxy statement describing the business to be transacted at the meeting, a proxy card for you to complete and return to us and our annual report.

We will be reporting on the company’s activities, and you will have an opportunity to ask questions about our operations. We hope you are planning to attend the annual meeting personally, and we look forward to seeing you. However, it is important that your shares be represented at the annual meeting whether or not you are able to attend in person. Accordingly, please complete, sign, date and return the enclosed proxy card in the return envelope provided as soon as possible to ensure your shares are represented. If you are a stockholder of record (i.e., a registered stockholder directly holding your common stock through an account with our transfer agent, Corporate Stock Transfer, Inc.), you can also vote via the internet by going to https://secure.corporatestock.com/vote.php. A unique control number will be printed on each record stockholder’s proxy card. If you are a beneficial owner (i.e. you indirectly hold your common stock through a nominee such as a bank or broker), you can vote your shares using the methods provided by your nominee. If you do attend the annual meeting, you may, of course, withdraw your proxy if you want to vote in person.

On behalf of our board of directors and our management, we would like to thank you for your continued support and confidence.

Sincerely yours,

/s/ Murray H. Gross	/s/ Robert A. DeFronzo
Murray H. Gross	Robert A. DeFronzo
Chairman of the Board, President	Secretary
and Chief Executive Officer

PROXY STATEMENT

U.S. Home Systems, Inc.

2951 Kinwest Parkway

Irving, Texas 75063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2012

We will hold this year’s annual stockholders’ meeting on Friday, June 15, 2012, at 10:00 a.m. central daylight time at 2951 Kinwest Parkway, Irving, Texas 75063.

At the meeting, we will ask you to consider and vote on the following proposals:

1.	To elect five directors to serve until the next annual meeting or until their successors are elected and qualified;

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	To consider and vote on any other business that is properly brought before the meeting and any postponements or adjournments thereof.

If you were a stockholder of record at the close of business on April 20, 2012, you are entitled to receive notice of, and vote at, the annual meeting and any postponements or adjournments thereof.

It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly complete, sign, date and mail the enclosed proxy card in the return envelope provided. If you attend the annual meeting, you may revoke your proxy and vote in person. Record stockholders can vote on line at http://secure.corporatestock.com/vote.php. A unique control number will be printed on each record stockholder’s proxy card.

By Order of the Board of Directors,

/s/ Robert A. DeFronzo
Robert A. DeFronzo
Secretary

Irving, Texas

April 24, 2012

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on June 15, 2012

The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2011 Annual Report are available at http://proxy.ushomesystems.com.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2012

We are providing this notice of annual meeting, proxy statement and proxy card to our stockholders of record in connection with the solicitation of proxies by our board of directors for use at our 2012 annual meeting of stockholders to be held at 2951 Kinwest Parkway, Irving, Texas 75063 on Friday, June 15, 2012, at 10:00 a.m. central daylight time and at any adjournments or postponements thereof. At the annual meeting, our stockholders will be asked to consider and vote on the following: (1) the election of five directors to serve until the next annual meeting or until their successors are duly elected and qualified; (2) to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and (3) the transaction of such business as may properly come before the meeting or any postponements or adjournments thereof. On or about April 26, 2012, we will begin mailing the proxy materials to everyone who was a stockholder of record at the close of business on April 20, 2012. If you receive more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

All stockholders of record at the close of business on April 20, 2012 are entitled to notice of and to vote on matters presented at the annual meeting or any postponements or adjournments thereof. At the close of business on April 20, 2012, there were 7,459,888 shares of our common stock issued and outstanding and entitled to vote at the annual meeting. Holders of our common stock as of the record date are entitled to one vote for each share held on each matter properly brought before the annual meeting. We will have a list of stockholders available for inspection for any purpose germane to the meeting for at least ten days prior to the annual meeting at our principal executive offices during ordinary business hours and at the annual meeting.

Quorum

The presence, in person or by proxy, of the holders of one-third of the shares of our common stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the annual meeting. Votes marked “For” the nominees for director or votes that are withheld for such nominees will be counted as shares present and entitled to vote in connection with the determination of whether a quorum exists. Votes marked “For,” “Against” or “Abstain” with respect to the ratification of the appointment of the independent registered public accounting firm will also be counted as shares present and entitled to vote in connection with the determination of whether a quorum exists. In addition, broker non-votes will be counted as shares present in connection with the determination of whether a quorum exists. If a quorum is not present or represented at the meeting, no action may be taken at the meeting, and the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Required Vote

Election of Directors.    Votes may be cast in favor of, or withheld from, each director nominee. Assuming a quorum is present, nominees must receive the affirmative vote of a plurality of the votes cast by stockholders present, in person or by proxy, at the annual meeting and entitled to vote in order to be elected director. A plurality means receiving more affirmative votes than any opposing candidate regardless of whether that is a majority of the votes cast. Votes marked “For” all nominees will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee have no effect on the vote since a plurality of the votes cast at the annual meeting is required for the election of each nominee. In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement. If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. If you do not instruct your broker how to vote with respect to the election of directors, your broker may not vote with respect to this proposal. Therefore, it is important that you provide voting instructions to your broker with respect to any shares you own in “street name” by a brokerage firm.

Ratification of Grant Thornton LLP.    Assuming a quorum is present, the affirmative vote of holders of a majority of the shares present in person or by proxy entitled to vote on, and voted for or against, the matter, is required to ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Other Matters.    Any other matters that may properly come before the annual meeting will be determined by the affirmative vote of holders of a majority of the shares present in person or by proxy entitled to vote on, and voted for or against, the matter, assuming a quorum is present.

Stockholder Voting

In lieu of voting in person at the annual meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed envelope. We encourage you to complete and submit the proxy card even if you plan to attend the annual meeting in person.

Please understand that voting by means of the proxy card has the effect of appointing, individually, each of Murray H. Gross, our chairman, president and chief executive officer, and Robert A. DeFronzo, our secretary, as your proxies. They are required to vote on the proposals described in this proxy statement exactly as you have voted. In the absence of instructions to the contrary, properly executed proxies will be voted in favor of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein. If any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Gross and DeFronzo will each, acting individually, be authorized to use their discretion to vote such issues on your behalf.

Abstentions

Any stockholder who is present at the annual meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. Abstentions are not counted as a vote “cast” for or against a proposal. Consequently, an abstention will not affect the outcome of the vote on any matter requiring the affirmative vote of holders of a majority of the shares present in person or by proxy entitled to vote on, and voted for or against, the matter. Stockholders may not abstain from voting with respect to the election of directors.

Broker “Non-Votes”

If your broker holds shares that you own in “street name,” the broker generally may vote your shares on routine matters even if the broker does not receive instructions from you. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Broker discretionary voting is not allowed in director elections and if a stockholder whose shares of common stock are held in “street name” by a brokerage firm does not instruct the broker how to vote in the election of directors, such stockholder’s broker will not be allowed to vote with respect to such proposal. As a result, the shares represented by proxies as to which a “broker non-vote” exists will not be treated as voted in the election of directors, but will have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director. Therefore, it is important that you provide voting instructions to your broker with respect to any shares you own in “street name” by a brokerage firm. Brokers are allowed to vote on behalf of beneficial owners without instruction with respect to ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Revocability of Proxies

You may revoke your proxy at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our secretary, Robert A. DeFronzo, at 2951 Kinwest Parkway, Irving, Texas 75063. You may also come to the annual meeting and change your vote in writing. Merely attending the annual meeting does not revoke your proxy.

Counting the Votes

The inspector of election appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether a quorum is present and count all votes and ballots. The votes will be counted, tabulated and certified by Corporate Stock Transfer.

Votes Will Be Kept Confidential

Your vote will be kept confidential, and we will not disclose your vote to anyone other than the inspector of elections or tabulator, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding) or stock exchange requirements, (2) there is a contested election for the board of directors, or (3) you have requested that your vote be disclosed. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

Board of Director Recommendations

The Board of Directors recommends that you vote:

FOR the election of each of the five nominees to serve as directors on the board of directors; and

FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2012 fiscal year.

Voting Results

We will report and file with the SEC the voting results in a Current Report on Form 8-K within four business days after the end of our annual meeting.

Solicitation of Proxies and Related Expenses

We will bear all expenses in connection with this solicitation, including the cost of preparing, printing and mailing proxy materials. Proxies may be solicited by directors, officers and other employees personally or by mail, telephone, fax or otherwise. Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common stock and will reimburse those brokerage firms, nominees, custodians and fiduciaries and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

Obtaining Copy of Annual Report on Form 10-K.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is available on our website at www.ushomesystems.com. If you would like a copy of our Annual Report on Form 10-K or any of its exhibits, we will send you one without charge upon written request. Such written request should be directed to:

Robert A. DeFronzo

Secretary

U.S. Home Systems, Inc.

2951 Kinwest Parkway

Irving, Texas 75063

Email: bdefronzo@ushomesystems.com

If you have any questions about the annual meeting or your ownership of our common stock, please contact Robert A. DeFronzo, our secretary, at the address, telephone number or email address listed above.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Robert A. DeFronzo, Secretary, U.S. Home Systems, Inc., 2951 Kinwest Parkway, Irving, Texas 75063. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, telephone number or email address.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our board of directors consists of one class of directors. All current directors’ terms expire at the 2012 annual meeting. Our nominating/corporate governance committee has recommended to our board of directors and our board of directors has nominated each of our current directors for re-election. Our stockholders will vote on the election of five members to our board of directors at the annual meeting. Unless otherwise instructed, the proxy holders will vote their proxies for the five nominees named below. Each person elected to serve as a director will serve as a director until the next annual meeting or until a successor has been elected and qualified.

All nominees for director currently serve as directors of our company. Each of the persons nominated for election to our board has agreed to stand for election, and, to the knowledge of the board, each of the nominees intends to serve the entire term for which election is sought. Should any nominee become unable or unwilling to accept nomination or election, the proxies will be voted for a nominee designated by the present board, with the assistance of the nominating/corporate governance committee, to fill the vacancy, unless the board reduces the number of directors to eliminate the vacancy. However, should the board of directors lawfully identify or nominate any such substitute nominees prior to the upcoming annual meeting, the board of directors will file an amended proxy statement that (1) identifies such substitute nominees, (2) discloses whether such nominees have consented to being named in the revised proxy statement and to serve if elected, and (3) includes the disclosures required by Items 5(b) and 7 of Schedule 14A under the Exchange Act with respect to such nominees.

The board of directors recommends that stockholders vote “FOR” the nominees listed below.

Nominees for Director and Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his age, all positions and offices held, his principal occupation and business experience for the past five years (or longer where pertinent), and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years (or longer where pertinent). In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to U.S. Home Systems, Inc. and our board. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.” Except as set forth below, there are no family relationships among any of the directors or among any of the directors and any of our executive officers.

Murray H. Gross, age 73, has served as our president since February 2009 and as our chief executive officer and the chairman of our board of directors since 2001. He was elected to the board of directors in 2001. Mr. Gross previously served as our president from 2001 to March 2007. In February 2009 he was re-elected president to replace a former officer who resigned as our president and chief operating officer. Mr. Gross previously served as a director of Pure Bioscience, Inc., a public company that develops and markets technology-based bioscience products. We believe Mr. Gross’ qualifications to sit on our board of directors include his over 50 years of experience in the home improvement industry, including as one of our founders and service as our chairman of the board and chief executive officer since 2001. Mr. Gross is the father of Steven L. Gross, our Executive Vice President and Chief Marketing Officer.

Don A. Buchholz, age 83, was elected to our board of directors in June 2002, and serves as chairman of our compensation and nominating/corporate governance committees, and as a member of our audit committee. From 1972 to November, 2011, Mr. Buchholz served in various executive positions with SWS Group, Inc., including president, chief executive officer and chairman of the board of directors. SWS Group is a publicly owned holding company with subsidiaries engaged in providing securities clearing, securities brokerage, commercial banking, investment banking and investment advisory services. He is a past director of the Securities Industry Association (“SIA”), a past chairman of the executive committee of the south central district of the SIA, a past member of the boards of governors of the New York Stock Exchange and the National Association of Securities Dealers, and a past president and director of the Texas Stock and Bond Dealers Association. We believe that Mr. Buchholz’s extensive experience as chief executive officer and chairman of the board of a major financial services public company and his knowledge of our business, its operations and strategy, strengthens the board’s collective qualifications, skills and experience.

Richard W. Griner, age 74, has served as a member of our board of directors since August 2007 and is a member of our audit committee. Mr. Griner served as president and chief operating officer of Rmax LLC, from 1984 to December 2007 when he retired. Since October 2010 he has been engaged as a consultant to Rmax. Rmax LLC is a rigid foam insulation manufacturing company with sales throughout the United States and Canada. Its products of residential sheathing and commercial roof insulation are marketed to major home improvement retailers, nationwide distributors and independent insulation contractors. Mr. Griner was also president of the Hart Group, which is the private holding company for Rmax LLC. We believe that Mr. Griner’s experience as a chief operating officer of a major manufacturing company, as well as his management and marketing experience with major home improvement retailers qualify him to sit on our board.

Larry A. Jobe, age 72, has served as a member of our board of directors since June 2003 and is chairman of our audit committee, and a member of our nominating/corporate governance and compensation committees. He is chairman of the board of Legal Network, Ltd., a company he co-founded in 1993. Legal Network, Ltd. provides litigation support, temporary support staff and contract attorneys to law firms and corporate legal departments. Mr. Jobe also serves as a director of SWS Group, Inc., a major financial services firm, and Mannatech, Inc. He also currently serves as president and founder of P 1 Resources, LLC which has provided engineering and light industrial staffing services to the construction industry since 1994. From 1991 to 1994, Mr. Jobe was chairman and founder of Mitchell Jobe & Company, a provider of professional staffing services for government and industry. From 1973 to 1991, he served in various capacities, including member of the executive committee and chairman of the strategic planning committee, with the accounting firm Grant Thornton LLP. In 1969, he was appointed by President Richard Nixon to serve as the Assistant Secretary of Commerce for Administration at the United States Commerce Department. Mr. Jobe currently serves as the chairman of the board of Independent Bank of Texas. He received a B.B.A. degree in Accounting from the University of North Texas. Mr. Jobe maintained an active Certified Public Accountant (CPA) license from 1962 to 2002 and currently maintains his license on an inactive or retired status. We believe Mr. Jobe’s qualifications to sit on our board of directors include his experience in finance and accounting, professional certification as a certified public accountant, business and management experience and his service on the board of directors and as chairman of the audit committees of other public companies.

Kenneth W. Murphy, age 72, was elected to our board in July 2004 and serves as a member of our compensation committee. Mr. Murphy founded The Mail Box, Inc. in 1971, and served as its president and chairman of the board until 1997, when it merged with six other companies to form Compass International, which became a public company after an initial public offering with Mr. Murphy serving as a director and president of the printing and mailing division. In 1999, after the non-print and mail division of Compass had been sold to the NCO Group, Inc., Mr. Murphy purchased the printing and mailing division and formed Mail Box Capital Corporation serving as a director and its president until 2001 when Mail Box was sold to Alliance Data Systems Corporation. In 2000, Mr. Murphy founded Label Source Ltd., a mailing supply company and in 2004 he formed Arken Technology, Inc., a mailing and internet company. He has served as chairman of the board for each of these companies since their inception. Mr. Murphy has established and endowed an Entrepreneurial Scholarship at The Murphy Center for Entrepreneurialship at the University of North Texas. Mr. Murphy’s extensive experience as an entrepreneur, founder and chief executive officer of several companies and his knowledge of the growth-related issues and challenges that companies such as U.S. Home Systems, Inc. encounters during its growth and expansion phase uniquely qualify him to sit on our board of directors.

CORPORATE GOVERNANCE

Our Board and Board Meetings

We manage our business under the direction of our board of directors. Our directors generally serve one-year terms from the time of their election until the next annual meeting of stockholders or until their successors are duly elected and qualified. The size of our board is set at five members, and we currently have five directors including four non-employee directors. The board meets at least quarterly during the year to review significant developments and to act on matters requiring board approval. The board held five in-person meetings and acted twice by written consent of all directors during fiscal year 2011. Each director attended at least three-fourths of the total number of meetings of our board of directors sitting as a whole and all committees of our board on which such director served during 2011. Our board of directors has not adopted a policy on attendance by board members at our annual meeting of stockholders. All of the members of our board attended our 2011 annual meeting of stockholders and we expect that a majority of the members of the board will attend the 2012 annual meeting.

The board has long been committed to sound and effective corporate governance practices. Four of the five nominees for election as directors of our board qualify as “independent” as defined by applicable Nasdaq Stock Market and SEC rules. Our key board committees are and will continue to be comprised solely of independent directors. The board has made its annual affirmative determination of the independence of its four independent directors.

The board adopted a comprehensive set of corporate governance guidelines, which addresses a number of important governance issues, including director independence, criteria for board membership, expectations regarding attendance and participation in meetings, committee responsibilities and authority of the board and certain committees to engage outside independent advisors as they deem appropriate.

The board has also adopted and implemented formal charters setting forth the powers and responsibilities of the audit, compensation and nominating/corporate governance committees. All three of our charters, corporate governance guidelines and our code of ethics and business conduct may be viewed on the corporate governance page of our web site, www.ushomesystems.com.

The current members of the committees are identified below:

Director	Audit	Compensation	Nominating & Corporate Governance
Don A. Buchholz	X	X (Chair)	X (Chair)
Larry A. Jobe	X (Chair)	X	X
Kenneth W. Murphy		X
Richard W. Griner	X

Audit Committee

Our audit committee is comprised of three directors who are responsible for, among other things,

•	selection of our independent registered public accounting firm;

•	reviewing and approving the scope of, and the fees for, the annual audit;

•	reviewing with the independent registered public accounting firm our accounting practices and policies;

•	reviewing with the independent registered public accounting firm their audit report;

•	reviewing with our chief financial officer and independent registered public accounting firm overall accounting, financial and internal controls; and

•	being available to the independent registered public accounting firm during the year for consultation purposes.

Each of the members of the committee qualified as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder, as well as the Nasdaq Stock Market’s independence rules relating to audit committees. Our audit committee is comprised of Larry A. Jobe (chairman), Don A. Buchholz and Richard W. Griner. Our board has determined that all members of the audit committee are financially literate pursuant to the Nasdaq Stock Market rules and that Larry A. Jobe is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The audit committee held four meetings in person during fiscal year 2011. Each audit committee member participated in person or by telephone in all of the meetings.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accounting firm a formal written statement confirming the absence of any relationships between the auditor and the company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee discussed with the independent registered public accounting firm any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the registered public accounting firm’s independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the company’s internal controls over financial reporting. The committee reviewed with the independent registered public accounting firm their audit plan and audit scope and the independent registered public accounting firm’s examination of the financial statements. The audit committee is also responsible for reviewing compliance with the company’s code of ethics and business conduct policy, and for administering and enforcing the company’s accounting and auditing complaint procedures adopted in accordance with Section 301 of the Sarbanes-Oxley Act of 2002.

The audit committee has approved the engagement of Grant Thornton LLP as the company’s independent registered public accounting firm for 2012.

Compensation Committee

Our compensation committee, which is comprised of three independent directors, determines the salaries of our executive officers, assists in determining the salaries of other personnel, administers the grant of awards under our 2004 Restricted Stock Plan (the “2004 Plan”), and 2010 Equity Incentive Plan (the “2010 Plan”), and performs other similar functions. Our compensation committee is comprised of Don A. Buchholz (chairman), Kenneth W. Murphy and Larry A. Jobe. The compensation committee held two meetings during fiscal year 2011. All compensation committee members participated in person or by telephone in all of the meetings. Our board of directors has adopted a charter for the compensation committee, which is available on the corporate governance page of our website at www.ushomesystems.com.

The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from our chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification.

The compensation committee is responsible for administering all of our equity-based plans. The compensation committee also periodically reviews compensation and equity-based plans and makes its recommendation to the board with respect to these matters.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee is comprised of two non-employee directors who meet the independence requirements of the Nasdaq Stock Market and is responsible for identifying individuals qualified to become members of the board, recommending to the board qualified director nominees to be proposed for election at the annual meeting of stockholders, recommending to the board directors to be appointed to the various committees of the board, and assisting the board in developing and implementing effective corporate governance practices and policies. Our nominating/corporate governance committee is comprised of Don A. Buchholz (chairman) and Larry A. Jobe. The nominating/corporate governance committee held one meeting during fiscal year 2011. Both committee members were present at the meeting.

Director Qualifications, Diversity, Criteria and Nominating Procedures

The company’s corporate governance guidelines provide that a majority of our directors must qualify as independent directors under the listing standards of the Nasdaq Stock Market. Although the company’s corporate governance guidelines provide that the board’s optimum size is seven to nine members, the nominating/corporate governance committee is not currently seeking additional candidates to serve on the board and believes that the proposed five-member board is able to provide the necessary oversight and assistance to management of the company. Criteria for board membership takes into account skills, expertise, integrity, diversity and other qualities that are expected to enhance the board’s ability to manage and direct the business and affairs of the company. In general, nominees for director should have an understanding of the workings of business organizations such as the company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the board.

We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The nominating/corporate governance committee may, from time to time, seek to identify potential candidates for director nominees to sustain and enhance the composition of the board with the appropriate balance of knowledge, experience, skills, expertise and diversity. In this process, the nominating/corporate governance committee will consider potential candidates proposed by other members of the board, by management or by stockholders. The nominating/corporate governance committee has the sole authority to retain a search firm to assist in this process, at the expense of the company. However, the nominating/corporate governance committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of board member candidates. In considering candidates submitted by stockholders, the nominating/corporate governance committee will take into consideration the needs of the board and the qualifications of the candidate. Our nominating/corporate governance committee does not have a specific policy with respect to the consideration of any director candidates recommended by stockholders. Our board and the nominating/corporate governance committee believe that such a policy is unnecessary because they will consider all recommended director candidates without regard to the source of the recommendation. The nominating/corporate governance committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but it strives to nominate directors with a variety of complementary skills so that, as a group, the board will possess the appropriate talent, skills, experience and expertise to oversee the company’s business. As part of this process, the nominating/corporate governance committee evaluates how a particular candidate would strengthen and increase the diversity of the board in terms of how that candidate may contribute to the board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the company’s business.

Once a person has been identified by the nominating/corporate governance committee as a potential candidate, the nominating/corporate governance committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Thereafter, if the committee determines that the candidate has potential, a more in-depth consideration would be undertaken. Generally, if the person expresses a willingness to be considered and to serve on the board and the nominating/corporate governance committee believes that the candidate has the potential to be a good candidate, the nominating/corporate governance committee would seek to gather information from or about the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the nominating/corporate governance committee might be considering, and, as appropriate, conduct one or more interviews with the candidate. In certain instances, nominating/corporate governance committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The nominating/corporate governance committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder. Since the last annual meeting, the nominating/corporate governance committee has not received a recommended nominee from a stockholder owning 5% or more of our common stock.

Board Leadership Structure

As noted above, our board is currently comprised of four independent directors and one employee director. Mr. Murray H. Gross has served as our chairman of the board and chief executive officer since 2001. The board believes that the chief executive officer is best situated to serve as chairman because he is the director most familiar with the company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The board believes this provides an efficient and effective leadership model for the company. The board believes that having one person serving in both the chairman and chief executive officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy. Because the positions of chairman of the board and chief executive officer are held by the same person, the board believes it is appropriate for the independent directors to elect one independent director to serve as a lead independent director. The board has designated Don A. Buchholz as the lead independent director. In addition to presiding at executive sessions of non-employee directors, the lead independent director has the responsibility to preside as chairman at board meetings during Mr. Gross’ absence and perform such other functions as the independent directors may designate from time to time. We believe that the number of independent, experienced directors that make up our board, along with the independent oversight of our lead independent director, benefits U.S. Home Systems, Inc. and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and stockholders that U.S. Home Systems, Inc. is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the company and the board eliminates the potential for confusion or duplication of efforts and provides clear leadership for U.S. Home Systems, Inc. We believe U.S. Home Systems, Inc. has been well-served by this leadership structure.

The Board’s Role in Risk Oversight

The board oversees our risk management process and management is responsible for managing our risks. The board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full board during the committee reports portion of the next board meeting. This enables the board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

As part of its charter, the audit committee discusses with our management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s policies with respect to risk assessment and risk management. The compensation committee is responsible for overseeing the management of risks relating to the company’s executive compensation plans and arrangements to ensure that the compensation programs do not encourage excessive risk-taking. The nominating/corporate governance committee manages the risks associated with the independence of the board of directors and potential conflicts of interest. While each committee is responsible for evaluating specific risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. The board, together with the compensation committee, the audit committee, and the nominating/corporate governance committee, coordinate with each other to provide company-wide oversight of our management and handling of risk.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. During the fiscal year ended December 31, 2011, there were no amendments to or waivers of our Code of Ethics and Business Conduct. If we effect an amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on the corporate governance page of our internet website at www.ushomesystems.com or via a Current Report on Form 8-K. A current copy of our Code of Ethics and Business Conduct is posted on our internet website at www.ushomesystems.com.

Stockholder Communications with Directors

The board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the board, any board committee or any chair of any such committee by mail or electronically. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the company “c/o Corporate Secretary” at 2951 Kinwest Parkway, Irving, Texas 75063. To communicate with any of our directors electronically, stockholders should use the following email address of our general counsel, Richard B. Goodner: rgoodner@ushomesystems.com.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP has served as our independent registered public accounting firm since 2003. Our audit committee has selected the firm of Grant Thornton LLP, independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2012. Although stockholder approval of the selection of Grant Thornton LLP is not required by law, our bylaws, or otherwise, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by our stockholders at the 2012 annual meeting, our audit committee will reconsider its selection of Grant Thornton LLP. In such event, the audit committee may retain Grant Thornton LLP, notwithstanding the fact that the stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the audit committee reserves the right in its discretion to select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Representatives of Grant Thornton LLP are expected to be present at the 2012 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Our Board of Directors recommends that you vote FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2012 fiscal year.

Fees and Services of Independent Registered Public Accounting Firm

The audit committee’s pre-approval policy is to pre-approve all audit, audit related and permissible non-audit fees and services provided by our independent registered public accounting firm. The audit committee pre-approved all of the fees described in the table below. The audit committee also reviews any factors that could impact the independence of our independent registered public accounting firm in conducting the audit and receives certain representations from our independent registered public accounting firm towards that end.

Grant Thornton LLP audited our financial statements for the fiscal years ended December 31, 2010 and 2011.

The following table summarizes the fees paid or payable to Grant Thornton LLP for services rendered for the fiscal years ended December 31, 2011 and 2010.

Type of Service	2011	2010
Audit Fees	$197,899	$203,056
Audit-Related Fees	$-0-	$-0-
Tax Fees	$-0-	$93,891
All Other Fees	$-0-	$-0-

Total Fees	$197,899	$296,947

Audit Fees include fees for financial statement audits, comfort letters, attest services, consents, and review of filings with SEC. Audit-Related Fees include fees for due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews and consultation on financial accounting and reporting standards. Tax Fees include fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services. All Other Fees include due diligence related to mergers and acquisitions and consultation on tax related matters.

AUDIT COMMITTEE REPORT

The audit committee of the board is comprised of three non-employee directors, each of whom has been determined by the board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Larry Jobe, the chair of the audit committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The audit committee assists with the board’s oversight of the integrity of the company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the company’s independent registered public accounting firm, the audit process, and internal controls. The audit committee operates pursuant to a written charter adopted by the board. The audit committee is responsible for overseeing the corporate accounting and financial reporting practices, recommending the selection of the company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the company’s periodic financial reports. The audit committee also reviews and recommends to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K. Management has the responsibility for the preparation of the financial statements and the reporting process. The company’s independent registered public accounting firm has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States.

During fiscal year 2011, the audit committee (1) reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011, with the company’s management; (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T, which includes a review of the findings of the independent accountant during its examination of the Company’s financial statements; and (3) received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Submitted by the audit committee

of the board of directors

Larry A. Jobe, Chairman

Don A. Buchholz

Richard W. Griner

EXECUTIVE OFFICERS

The following table sets forth the name, age and positions of each of our executive officers as of the record date:

Name	Age	Position(s)
Murray H. Gross(1)	73	President, Chief Executive Officer, Chairman of the Board and Director
Steven L. Gross	49	Executive Vice President and Chief Marketing Officer
Robert A. DeFronzo	56	Secretary-Treasurer and Chief Financial Officer
Richard B. Goodner	66	Vice President-Legal Affairs and General Counsel

(1)	The business experience of Mr. Gross is included under “Proposal One: Election of Directors – Nominees for Director and Qualifications.”

Steven L. Gross serves as our executive vice president and chief marketing officer, positions he has held since February 2001. Mr. Gross is responsible for the management of all of our marketing and advertising activities. Prior to his employment with us, Mr. Gross served in various sales and marketing positions with companies engaged in the home improvement business. He has over 25 years experience in the home improvement industry. He is the son of Murray H. Gross.

Robert A. DeFronzo serves as our secretary, treasurer and chief financial officer, positions he has held since February 2001. Prior to joining us, Mr. DeFronzo held various financial and management positions with several private and public entities. Mr. DeFronzo is responsible for directing and managing all of our financial reporting and compliance functions. His over 35 years of business and financial experience includes 20 years service in the home improvement industry.

Richard B. Goodner has served as our general counsel since June 2003 and as our vice president – legal affairs since August 2003. Prior to joining us, Mr. Goodner was engaged for over 30 years in the private practice of law in Dallas, Texas, primarily in the area of general corporate and securities law. He is responsible for providing management and oversight of our legal matters, including our SEC reporting and compliance obligations as a public company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at April 20, 2012, regarding the beneficial ownership of our common stock of each person or group known by us to beneficially own 5% or more of our outstanding shares of common stock; each of our directors; named executive officers as identified in the Summary Compensation Table; and all our executive officers and directors, as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

	Shares Beneficially Owned(1)
	Number	Percent(4)
Named Executive Officers(2)(3)
Murray H. Gross(5)(12)	528,450	7.1
Steven L. Gross(6)	168,841	2.3
Robert A. DeFronzo(7)	67,269	*

Non-Employee Directors(2)
Don A. Buchholz(8)(12)	160,710	2.2
Larry A. Jobe(9)(12)	72,559	*
Kenneth W. Murphy(10)(12)	53,301	*
Richard W. Griner(11)(12)	30,075	*
Directors and executive officers as a group (8 persons)(13)	1,118,831	15.0

*	Denotes less than 1% of the outstanding shares of common stock.
(1)	On April 20, 2012 there were 7,459,888 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
(2)	Each person named above has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by the person, except as otherwise indicated below. Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days including through the exercise of any option or warrant or through the conversion of another security (a “Presently Exercisable” security).
(3)	Our named executive officers include our chief executive officer, and the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at December 31, 2011.
(4)	In determining the percent of voting stock owned by a person on April 20, 2012, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 7,459,888 shares of common stock outstanding on April 20, 2012, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.
(5)

Includes 314,493 shares of common stock held by About Face Limited, 180,690 shares held by BLG Partners, 13,600 shares directly owned by Mr. Gross, 14,000 shares held in his IRA account and 5,667 shares which may be purchased upon Presently Exercisable stock options. About Face Limited, Inc. is a family limited partnership, the partners of which are Murray H. Gross and his wife Barbara Gross, each of whom own a 49.5% interest in the partnership. GP About Face Ltd. is the general partner of the partnership and owns a 1% interest in the partnership. Mr. Gross is the president of the general partner. BLG Partners is a general partnership of which Murray H. Gross and his spouse Barbara Gross are partners. Mr. Gross has sole investment and voting power over the shares of our common stock held by both partnerships. Mr. Gross is our president, chief executive officer and chairman of our board of directors. Murray H. Gross is the father of Steven L. Gross. The address for Mr. Gross is 2951 Kinwest Parkway, Irving, Texas 75063.

(6)	Includes 161,015 shares of common stock held by SSTCJ LLC, a limited liability company of which Steven L. Gross is a member/manager and his wife Susan M. Gross is a member, 1,743 shares owned directly by Mr. Gross and 6,083 shares which may be purchased upon Presently Exercisable stock options. Steven L. Gross has dispositive and voting power over the shares of our common stock held by SSTCJ LLC. Mr. Gross is executive vice president and chief marketing officer of our company. He is the son of Murray H. Gross.
(7)	Includes 57,686 shares owned by Mr. DeFronzo and 9,583 shares which may be purchased upon Presently Exercisable stock options.
(8)	Includes 50,000 shares held by Union Hill Investments, 77,000 shares held by Union Hill Property Company Ltd., 25,710 shares directly owned by Mr. Buchholz, 8,000 shares which may be purchased upon Presently Exercisable stock options. Union Hill Investments is a general partnership, the partners of which are Don A. Buchholz, his wife, Ruth Buchholz, his adult son, Robert Buchholz and his adult daughter, Chrystine B. Roberts. Union Hill Property Company Ltd. is a limited partnership, the partners of which are Don A. Buchholz and his wife, Ruth Buchholz. A Buchholz family limited liability company is the general partner of Union Hill Property Company, Ltd. Don A. Buchholz has voting and investment power with regard to the company’s shares of common stock owned by the partnership. Mr. Buchholz is a director of our company.
(9)	Includes 52,460 shares directly owned by Mr. Jobe, 2,000 shares which may be purchased upon Presently Exercisable stock options and 18,099 shares which are held in his IRA account. Mr. Jobe is a director of our company.
(10)	Includes 2,000 shares held by the Estate of Shirley Murphy Trust of which Kenneth W. Murphy is the Trustee and controls the voting of such shares, 43,301 shares directly owned by Mr. Murphy, and 8,000 shares which may be purchased upon Presently Exercisable stock options. Mr. Murphy is a director of our company.
(11)	Includes 28,075 shares directly owned by Mr. Griner and 2,000 shares which may be purchased upon Presently Exercisable stock options. Mr. Griner is a director of our company.
(12)	Nominee for election as a director.
(13)	Includes the beneficial ownership of certain shares by officers and directors and shares of common stock which may be purchased by them upon Presently Exercisable stock options as disclosed in the foregoing footnotes.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the company.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the company’s officers or directors since the beginning of the last fiscal year, or any of their associates, have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the SEC require our executive officers and directors and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of ownership and timely file transaction reports covering any changes in ownership with the SEC. Executive officers, directors and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all such reports they file.

Based solely on review of the copies of such reports that we have received and written representations that no other reports were required for such persons, we believe that all filing requirements applicable to our executive officers, directors and owners of more than 10% of our common stock were complied with except as follows: (1) Larry A. Jobe filed four late Form 4 reports on January 6, 2011, January 13, 2011, April 5, 2011 and October 5, 2011; (2) Don A. Buchholz filed three late Form 4 reports on January 6, 2011, April 5, 2011 and October 5, 2011; (3) Richard W. Griner filed four late Form 4 reports on January 6, 2011, April 5, 2011, August 9, 2011, and October 5, 2011; (4) Kenneth W. Murphy filed three late Form 4 reports on January 6, 2011, April 5, 2011, and October 5, 2011; (5) Steven L. Gross filed one late Form 4 report on March 31, 2011; (6) Robert A. Defronzo filed one late Form 4 report on March 31, 2011; and (6) Murray H Gross filed one late Form 4 report on June 23, 2011.

Certain Relationships and Related Transactions

Our company’s Code of Ethics and Business Conduct provides that employees, officers and directors must act in the best interests of the company and refrain from engaging in any activity or having a personal interest that presents a “conflict of interest.” In addition, under applicable SEC rules, the company is required to disclose related person transactions as defined in the SEC’s rules. Our Code of Ethics and Business Conduct may be accessed on the corporate governance page of our company’s website at www.ushomesystems.com.

Since the beginning of fiscal 2011, we were not a party to any transaction, or any currently proposed transaction, that involved more than $120,000 with a “related person” (executive officer, director, nominee for director or 5% stockholder or any of their immediate family members) or that involved indebtedness to or payments from us, other than for compensation paid in connection with employment or board service as described under the caption “Executive Compensation and Other Information.”

Our policy with regard to related party transactions is that all material transactions are to be reviewed by the audit committee for any possible conflicts of interest. The audit committee will generally evaluate the transaction in terms of: (1) the benefits to the company; (2) the terms of the transaction; and (3) the terms available to unrelated third parties or to employees generally. The audit committee will seek consensus of the transaction from the independent directors. Related party transactions are required to be approved by the audit committee.

COMPENSATION DISCUSSION AND ANALYSIS

As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain information regarding compensation earned by all individuals serving as our chief executive officer during fiscal year 2011 and our two most highly compensated executive officers (other than the chief executive officer) who served as executive officers during fiscal year 2011, for each of the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All other compensation ($)		Total ($)
Murray H. Gross	2011	$398,410	$535,329	$—	$—	$43,181	(2)	$976,920
President, Chief Executive Officer and Chairman of the Board of Directors	2010	$380,424	$195,621	$—	$8,158	$41,587	(2)	$625,790

Steven L. Gross	2011	$248,322	$248,788	$—	$16,217	$19,115	(3)	$532,442
Executive Vice President and Chief Marketing Officer	2010	$235,361	$156,497	$—	$8,158	$18,802	(3)	$418,818

Robert A. DeFronzo	2011	$252,399	$100,000	$—	$18,428	$13,586	(3)	$384,413
Secretary—Treasurer and Chief Financial Officer	2010	$239,302	$40,000	$—	$8,158	$13,373	(3)	$300,833

(1)	This column shows the grant date fair value, as determined in accordance with FASB ASC Topic 718 of stock awards and options granted to named executive officers in 2011, as well as prior fiscal years. Refer to Note 12 “Stock Based Incentive Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 27, 2012 with the SEC for the relevant assumptions used to determine compensation expense on our stock and option awards.
(2)	Amount shown includes health, dental, disability, long-term home care and life insurance premiums paid by us for the benefit of Murray H. Gross.
(3)	Amount shown includes health, dental, disability and life insurance premiums paid by us for the named executive officer.

Employment Agreements

Chief Executive Officer.    We have a three year employment agreement with Murray H Gross, our chief executive officer, which on December 31, 2011 automatically renewed for a three year term ending on December 31, 2014 unless sooner terminated as provided in the agreement. The agreement shall automatically renew for an additional three year term unless either party gives written notice by November 30, 2013 (or November 30 of any year before the last year of any renewal term) of their intention not to renew the agreement. If the agreement is terminated by Mr. Gross’ decision not to renew the agreement, then Mr. Gross will not be entitled to any severance pay after the expiration of the term then in effect. If the agreement is not renewed by the company, the company will pay Mr. Gross a severance payment at the end of the term equal to two times his annual salary in effect on the date of the non-renewal notice.

If the employment agreement is terminated by the company for just cause, Mr. Gross will not be entitled to severance pay. Mr. Gross will receive a lump sum payment upon his termination by the company without just cause or his resignation with or without good reason in an amount equal to the greater of his annual salary for the remainder of the term or two years (“Severance Payment”). The Severance Payment upon voluntary or involuntary termination of employment will be delayed for six months and one day following the date of termination if necessary to comply with the provisions of IRC Section 409A. An interpretation and savings provision has been included in the employment agreement which requires the terms of the employment agreement, including the payment terms of compensation upon separation from service, to be interpreted consistent with the provisions of IRC Section 409A.

Upon a change in control of the company, Mr. Gross is entitled to the Severance Payment regardless of whether his employment is terminated or not in connection with the change in control. If Mr. Gross’ employment is terminated as a result of his disability, he will be entitled to receive the Severance Payment. In any event, Mr. Gross will only be entitled to receive one Severance Payment under the employment agreement. If, at the time of Mr. Gross’ death, his employment agreement is in effect and if he is married, the company is obligated to pay his widow in a lump sum, an amount of cash equal to Mr. Gross’ annual salary in effect at the date of Mr. Gross’ death. We also pay the annual premiums to provide Mr. Gross’ beneficiaries with $1,250,000 of life insurance benefits. Additionally we have agreed to provide Mr. Gross with long term care insurance until June 2, 2016, provided that the annual premium we pay does not exceed $25,000, Mr. Gross is entitled to receive bonuses and other incentive compensation as determined by our compensation committee. The employment agreement contains provisions related to confidentiality and non-competition.

Other Named Executive Officers.    We also have employment agreements with Steven L. Gross and Robert A. DeFronzo, our two other most highly compensated named executives. The terms of each of these employment agreements are similar with the exception of the base salary and bonus received by each named executive officer.

The employment agreements are for a one year term, provided that six months prior to the anniversary date of the agreement, and each anniversary date thereafter, the employment will automatically be extended for an additional year unless the company notifies the executive of its intent not to extend the agreement. Additionally, if within one year after a change in control the executive resigns for any reason or the company terminates the executive’s employment for any reason, other than just cause, the company will pay to the executive a lump sum payment in cash equal to the executive’s annual salary then in effect.

The other named executives’ employment agreements also provide:

If an executives’ employment is terminated as a result of disability, he will be entitled to receive in a lump sum an amount of cash equal to one year’s salary.

If, at the time of the executive’s death, his employment agreement is in effect and he is married, the company is obligated to pay his widow in a lump sum, an amount equal to his annual salary.

If an executive’s employment agreement is terminated by us for cause or by the executive without good reason, the executive will not be entitled to severance pay. If we terminate the executive without cause, the executive will be entitled to severance pay equal to one year’s salary. Our other named executives are entitled to receive bonuses and other incentive compensation as determined by our compensation committee. The employment agreements contain provisions related to confidentiality and non-competition.

An interpretation and saving provision has been included in the executives’ employment agreements which requires the terms of the employment agreements, including the payment terms of compensation upon separation from service, to be interpreted consistent with the provisions of IRC Section 409A.

Cash Bonus Plan

We have an executive cash bonus plan which recognizes and rewards contributions made to us by our named and other executive officers and key management. The bonus plan is administered by our compensation committee, who, each fiscal year selects the executive officers and key management eligible to receive bonus awards under the plan for the current or subsequent fiscal years. The compensation committee determines the amount of the cash bonus pool available for distribution for the fiscal year. The cash bonus pool available for distribution is an amount equal to a percentage (as determined by the compensation committee) of the pre-tax profit of our operating subsidiaries and on a consolidated basis for the applicable fiscal year. Each participant in the bonus plan may receive a quarterly draw against his awarded annual bonus. The bonus plan contains provisions that address the availability of bonuses and payment procedures for eligible participants in the plan whose employment with us is terminated during a given fiscal year.

Stock Option and Stock Awards Programs

We currently have two equity based programs, our 2004 Plan and our 2010 Plan. We intend that our restricted stock and option award programs are the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our restricted stock and option award programs as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating the executive officers to manage our company in a manner that is consistent with the interests of our company and our stockholders. However, because of the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important to us to retain our executive officers and key employees, we realize that it is important that we utilize other forms of equity awards as and when we may deem necessary.

Pursuant to our 2004 Plan, which was previously approved by our stockholders, our employees and directors may be granted restricted stock awards under such terms as determined by the compensation committee. No awards may be granted under 2004 Plan after March 2014. The compensation committee is authorized to determine the vesting schedule, rights of repurchase, and other terms, conditions and restrictions on the common stock awarded under the 2004 Plan. Such terms may include acceleration of vesting or termination of rights to repurchase shares upon events such as death or disability of a participant or termination of a participants employment or term of board service. A participant to whom an award is made will generally have all the rights of a stockholder with respect to such shares, including the right to vote and to receive dividends, except as set forth in the applicable award agreement. The 2004 Plan authorized up to a maximum of 500,000 shares of common stock.

On June 17, 2010 our stockholders approved our 2010 Plan. Our 2010 Plan provides for the grant of up to 500,000 shares of common stock in any combination of incentive stock options, non-qualified stock options, reload options, stock appreciation rights or restricted stock awards, subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, reclassification or other change affecting the company’s common stock. No awards may be granted under the 2010 Plan after March 15, 2020. Each stock option is subject to the terms and provisions of an option agreement which specifies the period and number of shares exercisable. Options are generally exercisable in installments pursuant to a vesting schedule as determined by the compensation committee, usually over a period of three to five years. The option agreements may provide for acceleration of exercisability in the event of a change in control of the company. No option is exercisable later than 10 years after the date grant. The exercise prices for options granted under the plans may be no less than the fair market value of the common stock on the date of grant. The company generally issues authorized but previously unissued shares to satisfy stock option exercises.

Equity Compensation Plans

The following table provides information as of December 31, 2011 with respect to our common shares issuable under equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders:
2000 Stock Compensation Plan(1)	365,955		$2.90	—
2004 Restricted Stock Plan(2)	—		$—	314,097
2010 Equity Incentive Plan(3)	68,000		$4.54	414,179
Equity compensation plans not approved by security holders	None	$	N/A	None

Total	433,955		$3.16	728,276

(1)	Our 2000 Stock Compensation Plan, which was previously approved by our stockholders, expired in November 2010.
(2)	Pursuant to our 2004 Plan, which was previously approved by our stockholders, our employees and directors may be granted restricted stock awards under such terms as determined by the compensation committee. No awards may be granted under 2004 Plan after March 2014. The 2004 Plan authorized up to a maximum of 500,000 shares of common stock.
(3)	On June 17, 2010 our stockholders approved our 2010 Plan. Our 2010 Plan provides for the grant of up to 500,000 shares of common stock in any combination of incentive stock options, non-qualified stock options, reload options, stock appreciation rights or restricted stock awards, subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, reclassification or other change affecting the company’s common stock. No awards may be granted under the 2010 Plan after March 15, 2020.

Outstanding Equity Awards at December 31, 2011

The following table provides information on the stock option and restricted stock awards held by our named executive officers as of December 31, 2011. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the stock option or restricted stock award grant date.

	Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Murray H. Gross Chief Executive Officer	03/15/10	2,334	6,666		$2.51	03/15/2020	—	—

Steven L. Gross Executive Vice President and Chief Marketing Officer	11/11/08 08/10/09 03/15/10 03/28/11	15,000 5,000 3,334 2,750	— 5,000 6,666 8,250	$ $ $ $	1.85 2.72 2.51 4.58	11/11/2018 08/10/2019 03/15/2020 03/28/2021	— — — —	— — — —

Robert A. DeFronzo Secretary-Treasurer and Chief Financial Officer	11/11/08 08/10/09 03/15/10 03/28/11	15,000 5,000 3,334 3,125	— 5,000 6,666 9,375	$ $ $ $	1.85 2.72 2.51 4.58	11/11/2018 08/10/2019 03/15/2020 03/28/2021	— — — —	— — — —

(1)

The grant date for each of the outstanding options has been included to facilitate an understanding of the vesting schedules. The stock options granted on November 11, 2008 vested at the rate of 33 1/3% on the grant date and 33 1/3% on each anniversary of the grant date until November 11, 2010 when the options were fully vested. The stock options granted on August 10, 2009 vest 25% on January 1, 2010 and 25% on each January 1 thereafter until January 1, 2013 when the options will be fully vested. The stock options granted on March 15, 2010 vest 33 1/3% on the anniversary date of the grant date and on each subsequent anniversary until March 15, 2013 when the options are fully vested. The stock options granted on March 28, 2011 vest at rate of 25% on grant date and 25% on each anniversary of the grant date until March 28, 2014 when the options will be fully vested.

Potential Payments Upon Termination or Change-in-Control

General

We have employment agreements with each of our named executive officers. The tables below reflect the amount of compensation payable to each of the named executive in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon death, disability, termination for cause, voluntary termination, termination without cause or for good reason, termination in connection with a change in control and change in control without termination is shown below. The amounts shown in the following tables assume that a change in control or termination occurred on December 31, 2011 and include amounts earned but not paid as of that date. The actual amounts to be paid out can only be determined at the time of such executive’s separation from our company. See “Executive Compensation and Other Information – Employment Agreements.”

Murray H. Gross.    Termination payments are payable pursuant to his employment agreement in effect on December 31, 2011.

Executive benefits and payments upon termination(1)	Death	Disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$399,044	$1,197,132	$-0-	$1,197,132	$1,197,132	$1,197,132	$1,197,132

(1)	Mr. Gross’ employment agreement in effect at December 31, 2011 provided for a severance payment in a lump sum amount equal to the greater of the remainder of the term of his employment agreement or two years base salary, if his employment is terminated by disability, without just cause or for good reason, or upon the occurrence of a change in our control (regardless of whether his employment is terminated or not in connection with the change in control), or upon Mr. Gross’ resignation with or without cause. Additionally, the agreement provides for a one year’s salary payment to Mr. Gross’ spouse upon his death. Since Mr. Gross’ employment agreement expires on December 31, 2014, the severance payment equals three years annual salary. See “Executive Compensation and Other Information – Employment Agreements – Chief Executive Officer.”

Steven L. Gross.    Termination payments are payable pursuant to his employment agreement in effect on December 31, 2011.

Executive benefits and payments upon termination(1)	Death or disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$248,788	$-0-	$-0-	$248,788	$248,788	$-0-

(1)	Termination payments have been calculated based on one year annual salary. See “Executive Compensation and Other Information – Employment Agreements – Other Named Executives.”

Robert A. DeFronzo.    Termination payments are payable pursuant to his employment agreement in effect on December 31, 2011.

Executive benefits and payments upon termination(1)	Death or disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$252,870	$-0-	$-0-	$252,870	$252,870	$-0-

(1)	Termination payments have been calculated based on one year annual salary. See “Executive Compensation and Other Information – Employment Agreements – Other Named Executives.”

The company at its expense maintains a $300,000 life insurance policy on each of the named executive officers to fund (in whole or in part) the company’s obligation to pay the executive’s spouse a lump sum payment equal to the executive’s annual base salary upon the death of the executive. The company also maintains at its expense a long-term disability policy for each of its named executives.

Compensation of Directors

All of our directors, except for Murray H. Gross, are “non-employee directors.” During 2011 each of our non-employee directors received an annual retainer of $15,000. The chairman of our audit committee received an additional annual retainer of $5,000. The annual compensation is payment for each director’s attendance of up to eight meetings per year, including board and committee meetings. For each meeting attended by the non-employee directors over the annual eight meetings, each director will be paid $500. We reimburse our directors for expenses relating to attendance of meetings. We do not compensate employee directors for attendance at board of directors’ meetings or committee meetings. From time to time our directors have received stock option grants and restricted stock awards.

Each non-employee director is required to receive at least $5,000 of his annual retainer in the form of shares of our common stock to be issued under our 2004 Plan. Twenty-five percent of the cash compensation is paid each quarter. The $5,000 of restricted stock awards will be granted to each non-employee director on the first business day of each January, and the number of the restricted stock awards will be determined based on the closing sales price of our common stock on the grant date as quoted by the Nasdaq Global Market System. The restricted stock awards will be granted with no restrictions except for restrictions specified under applicable state and federal securities laws for the issuance of unregistered securities.

Each director, at his option, may receive such additional restricted stock awards in lieu of the cash compensation as he elects. If a director elects to receive additional restricted stock awards in lieu of cash, we will grant to the director additional restricted stock awards with a fair market value equal to the amount of cash compensation that the director elected to receive in restricted stock awards plus an additional restricted stock award equal to 25% of the amount of the restricted stock awards granted to the director. This provision also applies to the additional retainer to be received by the audit committee chairman. During the year ended December 31, 2011, we issued restricted stock awards of 17,836 shares to non-employee directors as compensation.

Additionally, each non-employee director will be granted options to purchase 2,000 shares of common stock on the date of his re-election as a director of the company at the annual meeting of the stockholders.

Effective January 1, 2012, the annual retainer for each of our non-employee directors was increased to $18,000. The chairman of our audit committee will receive an additional annual retainer of $6,000.

The following table sets forth certain information concerning the compensation of our directors for the year ended December 31, 2011.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(2)(3) ($)	Total($)
Don A. Buchholz	$—	$20,627	$2,901	$23,528
Larry A. Jobe	$—	$28,441	$2,901	$31,342
Kenneth W. Murphy	$—	$20,627	$2,901	$23,528
Richard W. Griner	$—	$20,627	$2,901	$23,528

(1)	Murray H. Gross, chairman of the board and chief executive officer of our company, has been omitted from the table since he received no compensation for serving on our board.
(2)	This column shows the grant date fair value, as determined in accordance with FASB ASC Topic 718 of restricted stock and option awards granted in 2011. Refer to Note 12 “Stock Based Incentive Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 27, 2012 with the SEC for relevant assumptions used to determine compensation expense on our stock and option awards. The stock awards and options granted to directors during 2011 were fully vested on date of grant.
(3)	At December 31, 2011 there were no outstanding unvested stock awards. The non-employee directors held the following outstanding stock options at the end of 2011 fiscal year:

	Option Awards
	Number of Shares Exercisable (#)	Number of Shares Unexercisable (#)
Don A. Buchholz	8,000	-0-
Larry A. Jobe	4,000	-0-
Kenneth W. Murphy	8,000	-0-
Richard W. Griner	4,000	-0-

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

A stockholder seeking to have a proposal included in our proxy statement for the 2013 annual meeting of stockholders must comply with our bylaws and with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, including that any such proposal must be received by the company’s Secretary at our principal executive offices by December 17, 2012, which is 120 days prior to the one-year anniversary of the date of this proxy statement. In addition, a stockholder seeking to have a proposal submitted outside the processes of Rule 14a-8 must comply with our bylaws and submit the proposal to the company’s Secretary at our principal executive offices by March 1, 2013, which is at least 45 days before the date on which the registrant first sent its proxy materials for the prior year’s annual meeting of stockholder. If during the prior year the registrant did not hold an annual meeting, or, in either case above, if the date of the 2013 annual meeting changes by more than 30 days from the one-year anniversary of the date of the 2012 Annual Meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2013 annual meeting.

Stockholders who wish to have a proposal included in our proxy statement for the 2013 annual meeting or have a proposal or director nomination properly brought before the 2013 annual meeting for a vote must comply with the above requirements, as applicable. Stockholder proposals or director nominations submitted to the company’s Secretary that do not comply with these requirements may be excluded from our proxy statement and/or may not be brought before the 2013 annual meeting, as applicable.

OTHER MATTERS

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the annual meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of our company and our stockholders.

The Annual Report to Stockholders of the company for the fiscal year ended December 31, 2011 is being mailed to stockholders of record on the record date concurrently with the mailing of this proxy statement. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

If you would like a copy of our 2011 Annual Report on Form 10-K, including the financial statements and schedules thereto, please send a written request to:

Robert A. DeFronzo, Secretary

U.S. Home Systems, Inc.

2951 Kinwest Parkway

Irving, Texas 75063

214-488-6300

In order to ensure timely delivery of the Annual Report, we should receive your request no later than five business days prior to the annual meeting.

You are urged to sign and return your proxy promptly in the enclosed envelope to make certain your shares will be represented at the annual meeting.

By Order of the Board of Directors,

/s/ Robert A. DeFronzo
Robert A. DeFronzo Secretary

April 24, 2012

PROXY	Please mark your votes as
indicated in this example ☒

U.S. HOME SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS—JUNE 15, 2012

The shares represented by this Proxy, when properly executed, will be voted in the manner described herein by the executing stockholder. Please mark your vote in blue or black ink as shown here.  ☒

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	The election of the following persons to serve on the Board of Directors:

Murray H. Gross	☐	FOR	☐	WITHHOLD AUTHORITY
Richard W. Griner	☐	FOR	☐	WITHHOLD AUTHORITY
Don A. Buchholz	☐	FOR	☐	WITHHOLD AUTHORITY
Larry A. Jobe	☐	FOR	☐	WITHHOLD AUTHORITY
Kenneth W. Murphy	☐	FOR	☐	WITHHOLD AUTHORITY

2.	To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ended December 31, 2012.

☐    FOR                     ☐    AGAINST                     ☐    ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

☐    FOR                     ☐    AGAINST                     ☐    ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby revokes any proxy or proxies heretofore given to vote or act with respect to such common stock and hereby ratifies and confirms all that the proxies appointed herein, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby (i) acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 24, 2012 of U.S. Home Systems, Inc. (the “Company”) to be held at 2951 Kinwest Parkway, Irving, Texas 75063 at 10:00 a.m., central daylight time on Friday, June 15, 2012; and (ii) appoints Murray H. Gross and Robert A. DeFronzo, and each of them, acting individually, with each having full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment(s) or postponement(s) thereof, and the undersigned directs that the shares represented by this proxy to be voted as shown on the reverse side of this card. In their discretion, Mr. Gross and Mr. DeFronzo are also authorized to vote upon such other matters as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials For the Stockholder Meeting to be Held on June 15, 2012: The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2011 Annual Report are available at http://proxy.ushomesystems.com.

Dated:

Printed Name:

Signature:

Signature:

Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. Please date, sign and mail this Proxy in the enclosed envelope. No postage is required.

PLEASE COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.